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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1996, which appears on page F-2 of Catellus Development Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of such Annual Report on Form 10-K.

Price Waterhouse LLP
San Francisco, California
May 22, 1996